Exhibit 10.22.2

February 21, 2006

SEI Investments Canada Company

70 York St. Suite 1600

Toronto, Ontario

M5J 1S9

Attention:	Mr. Bahn Tran
Business Manager

Dear Bahn,

We refer to the letter agreement dated January 14, 2003 between SEI Investments Canada Company and Royal Bank of Canada (“Credit Agreement”) and subsequent Amendment Letter dated June 15, 2005. All capitalized terms used in this letter, if not otherwise defined herein, shall have the meanings set out in the Credit Agreement.

The following amendments are hereby made to the Credit Agreement:

Section 14(b)

(ii)	Quarterly unaudited financial statements of the Guarantor, within 45 days of the end of each fiscal quarter;

(iii)	Annual audited financial statements of the Guarantor, within 120 days of the Guarantor’s fiscal year-end.

Except as indicated herein, all terms and conditions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed in every respect.

Please acknowledge your agreement with the foregoing by executing the enclosed two (2) copies of this letter and returning one (1) fully executed copy to the Bank.

Yours truly,
ROYAL BANK OF CANADA

By:	/s/ Karen Condon
Name:	Karen Condon
Title:	Authorized Signatory

/s/ Yvonne Ling
Name:	Yvonne Ling
Title:	Manager, Credit

We acknowledge and accept the terms and conditions of this Agreement on the 27 day of February, 2006 which acceptance is effective as of the date first above written.

SEI Investments Canada Company

By:	/s/ Patrick Walsh
Name/Title:	Patrick Walsh / President

By:	/s/ George Butcher
Name/Title:	George Butcher / SVP Finance & Administration